UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010 (May 6, 2010)

Stanley, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Wilson Boulevard, Suite 700

Arlington, Virginia 22201

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (703) 684-1125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 6, 2010, Stanley, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CGI Group Inc., a corporation organized under the laws of the Province of Québec, Canada (“CGI”), CGI Federal Inc., a Delaware corporation and an indirect wholly owned subsidiary of CGI (“CGI Federal”), and CGI Fairfax Corporation, a Delaware corporation and a direct wholly owned subsidiary of CGI Federal (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Company common stock, par value $0.01 per share (“Common Stock”), at a price of $37.50 per share, net to the selling stockholders in cash, without interest (the “Offer Price”).  Following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of CGI.  At the effective time of the Merger, the shares of Common Stock not purchased pursuant to the Offer (other than shares held by the Company, CGI, CGI Federal, Merger Sub or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount in cash, without interest, equal to the Offer Price.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties.  The Company has agreed to operate its business in the ordinary course until the Offer is consummated.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company, subject to specified exceptions.  The Merger Agreement also includes customary termination provisions for both the Company and CGI and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay CGI a termination fee of $28 million.

Consummation of the Offer is subject to various conditions, including among others, the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act, approval by the Committee on Foreign Investment in the United States (“CFIUS”), the receipt of certain other regulatory approvals and other customary closing conditions, each as described in the Merger Agreement.  In addition, it is also a condition to the consummation of the Offer that at least a majority of the outstanding shares of Common Stock (determined on a fully diluted basis) shall have been validly tendered and not withdrawn in accordance with the terms of the Offer.  Subject to the terms of the Merger Agreement, the Company has granted Merger Sub an option to purchase that number of newly-issued shares of Common Stock that is equal to one share more than the amount needed to give Merger Sub ownership of 90% of the outstanding shares of Common Stock (determined on a fully-diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or the other terms and conditions thereof)) (the “Top-Up Option”).  The Top-Up Option is exercisable only if Merger Sub acquires at least 80% of the outstanding shares of Common Stock pursuant to the Offer or otherwise.  Merger Sub will pay the Company the Offer Price for each share acquired upon exercise of the Top-Up Option.

Stockholders Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain officers of the Company and one director of the Company (collectively the “Stockholders”), each entered into a stockholders agreement (the “Stockholders Agreement”) with CGI and CGI Federal, pursuant to which each of the Stockholders agreed, among other things, to tender shares pursuant to the Offer and, if necessary, vote their shares in favor of the adoption of the Merger Agreement.  The Stockholders Agreement terminates in the event the Merger Agreement is terminated.

Additional Information

The foregoing descriptions of the Merger Agreement and Stockholders Agreement are not complete descriptions of all of the parties’ rights and obligations under the agreements.  The above descriptions are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Stockholders Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement and the Stockholders Agreement have been included to provide investors and stockholders with information regarding their terms.  They are not intended to provide any other factual information about the Company.  Each agreement contains representations and warranties that the parties to each such agreement made to and solely for the benefit of each other.  The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information contained in the confidential disclosure letter that the Company delivered in connection with signing the Merger Agreement.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.         Other Events.

On May 7, 2010, the Company and CGI issued a joint press release announcing the execution of the Merger Agreement and the Stockholders Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities.  The tender offer for the outstanding shares of the Company’s common stock described in this announcement has not yet commenced.  At the time the tender offer is commenced, CGI will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement on Schedule 14D-9.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that the Company’s stockholders should read carefully before any decision is made with respect to the tender offer.  Those materials will be made available to the Company’s stockholders at no expense to them.  In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at http://www.sec.gov.

Forward Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements.  All statements included in this Current Report on Form 8-K concerning activities, events or developments that the Company and CGI expect, believe or anticipate will or may occur in the future are forward-looking statements.  Actual results could differ materially from the results discussed in the forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that the Company’s business will have been adversely impacted during the pendency of the tender offer. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

Item 9.01.                                          Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 6, 2010, among CGI Group Inc., CGI Federal Inc., CGI Fairfax Corporation and Stanley, Inc.
2.2

Stockholders Agreement, dated as of May 6, 2010, by and among Philip O. Nolan, William E. Karlson, George H. Wilson, Gregory M. Denkler, Brian J. Clark, Scott D. Chaplin and James H. Brabston, CGI Group Inc. and CGI Federal Inc.

99.1	Press Release, dated May 7, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: May 7, 2010	By:	/s/ Scott D. Chaplin
		Name:	Scott D. Chaplin
		Title:	Senior Vice President, General Counsel and Secretary